UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 8, 2011

Flagstone Reinsurance Holdings, S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	001-33364	98-0481623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37, Val St. André
L-1128 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  +352 273 515 30

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 8, 2011, Flagstone Reinsurance Holdings, S.A. (the “Company”), issued a press release announcing that Gary Prestia has been appointed Chief Executive Officer of Flagstone Representatives (US) Inc., and Chairman of Mosaic NY. Mr. Prestia will be stepping down as Chief Underwriting Officer - North America at Flagstone Reassurance Suisse SA and underwriting responsibilities will be taken over by three other current executives, Guy Swaine, David Flitman and Joseph Hooks.  Mr. Swayne, currently Chief Underwriting Officer - International, has been named Executive Vice President of Flagstone Reassurance Suisse SA, with executive responsibility for underwriting in Bermuda as well as oversight of all international underwriting centers, including Lloyd’s where he currently serves as Chairman of Flagstone Syndicate Management Limited. Mr. Flitman, currently Chief Actuary, will also assume the newly created role of Executive Director of Global Property Underwriting, reporting directly to Mr. Swayne.  In this role Mr. Flitman will oversee the underwriting of both the North American and International property businesses, which are managed by Mr. Hooks and Jeffrey Franklin, respectively.  Mr. Hooks, currently Deputy Chief Underwriting Officer - North America, will assume the role of Chief Underwriting Officer - North America.

Mr. Flitman, Mr. Prestia and Mr. Swayne will continue to serve on the Company’s Executive Committee.

The above management changes are effective as of September 1, 2011.

A copy of the press release dated August 8, 2011 announcing the above management changes is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits:

Exhibit No.	Description

99.1	Press Release, dated August 8, 2011, announcing management changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTONE REINSURANCE HOLDINGS, S.A.

	By:	/s/ William F. Fawcett
Name: William F. Fawcett
Title: General Counsel
Date: August 11, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 8, 2011, announcing management changes.